SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: July 16, 2004
                                  -----------
                       (Date of earliest event reported)


                              DATAMEG CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)

NEW YORK                         000-12493                13-3134389
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(State or Other           (Commission File Number)       (IRS Employer
Jurisdiction of                                         Identification No.)
Corporation)


            9 West Broadway, Boston. MA                      02121
        --------------------------------------                -----
      (Address of principal executive offices)              (Zip Code)



                  Registrant's telephone number (617) 451-3870


                                        N/A
                      ------------------------------------
        (Former name and former address, if changed since last report.)



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Item 9: Regulation FD Disclosure:

July 16, 2004

DataMEG Corp.'s wholly owned subsidiary, North Electric Company, Inc. (NECI) and Tekno Telecom,LLC today signed a Joint Sales and Marketing Agreement.
The Agreement facilitates the pairing of NECI's NAS-6131 Network Assurance System and Tekno Telecom's network products which together will provide telecommunications network carriers and operators with a unique,comprehensive solution to their network performance and quality monitoring needs.

NECI's NAS-6131 is a network diagnostic system to actively establish, test and measure end-to-end calls for voice and packet quality in TDM, IP and converged networks for wire-line,wireless, cable and next-generation carriers. Tekno Telecom LLC has numerous products that address these same networks and carriers but focus on data and information collected by monitoring various signaling channel aspects of these networks. The combination of the information collected by Tekno Products and NECI Products provides a unique and more comprehensive understanding of the network performance and quality than is provided today.

Tekno Telecom supplies turnkey SS7, IP, and ATM Network Monitoring and CDR Generation Systems (NetQuest) to provide solutions for Inter-Carrier Billing, Quality of Service, Fraud, Troubleshooting, Internet Telephony, Protocol Analysis, Billing Verification, BillingValidation, Revenue Assurance, Security, Surveillance, Maintenance, Traffic Capacity, Traffic Analysis, and AMA Auditing for the wire-line, wireless and next generation telecom networks.

Tekno started in 1968 in the telecom sector and has installed over 10,000 systems worldwide. Migrating from call accounting systems to traffic management solutions (which front-ended switches) to call completion systems, Tekno has been a pillar of telecom network management, maintenance, and revenue assurance solutions, focusing on high return on investment systems for wireline and wireless carriers.

The public announcement from NECI and Tekno Telecom is forthcoming.




SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAMEG CORP. (Registrant)

Date:July 16, 2004

By: /s/ Andrew Benson
 ----------------------------
Andrew Benson
President and Sole Director
(Principal executive and principal financial officer)